UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       November 26, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification Number)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:       609-219-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2007, Ascendia Brands, Inc. (the “Registrant”) received notice from the American Stock Exchange (“AMEX”) of AMEX’s intention to commence delisting proceedings against the Registrant under Section 1009(d) of the Amex Company Guide (the “Guide”) because the Registrant’s stockholders’ equity does not satisfy AMEX’s minimum equity requirements under Section 1003(a)(iii) of the Guide.

On November 29, 2007, the Registrant filed a notice to appeal the initiation of the delisting proceedings. Under the AMEX rules, a hearing on the appeal is expected to be held within 45 days after the request for review. During this period, the Registrant’s common stock will continue to be listed on AMEX. There can be no assurance as to the outcome of such appeal.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Authorized officers of the Registrant have reviewed and discussed with the Registrant’s independent auditors, BDO Seidman LLP, the accounting treatment applied to certain assets purchased from Coty Inc. (“Coty”) on February 9, 2007. It is expected that the re-evaluation of the accounting treatment for these assets will result in a higher cost being assigned to Calgon and the healing garden brand products manufactured for the Registrant by Coty under a 12-month manufacturing agreement signed at the time of the asset acquisition and a lower value being allocated to related brands and brand assets. As a result of these discussions, on November 27, 2007, the authorized officers of the Registrant determined that the Registrant must restate its financial statements for the thirteen-week period ended May 26, 2007, which were filed with the Registrant’s Quarterly Report on Form 10-Q on July 24, 2007. Consequently, such financial statements should no longer be relied upon.

The proposed adjustments, which are still being reviewed and quantified, will result in certain amounts that were previously classified as cost of goods sold, being reclassified as an adjustment to the purchase price of the brands and brand assets acquired from Coty. This will result in changes to amortization allowances for certain classes of assets that were acquired from Coty. The Registrant expects to file its restated financial statements for the thirteen-week period ended May 26, 2007 and to file its Quarterly Report on Form 10-Q for the thirteen and twenty-six week periods ended August 25, 2007, in mid-December. The Registrant will publish interim revised earnings statements for those fiscal periods as soon as the adjustments now under discussion have been finalized. With respect to the period ended August 25, 2007, such revised earnings statement will supersede the preliminary earnings statement issued on October 10, 2007, which should no longer be relied upon.

Item 7.01. Regulation FD Disclosure.

On November 28, 2007, the Registrant issued a press release announcing the receipt by the Registrant of notification from AMEX of AMEX’s intention to commence delisting proceedings against the Registrant. The Registrant also announced in the press release that it will restate its accounts for the thirteen-week period ended May 27, 2007, which were filed with the Registrant’s Quarterly Report on Form 10-Q on July 24, 2007. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Registrant under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit
99.1	Press Release dated November 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007		ASCENDIA BRANDS, INC.
	By:	/s/ Steven R. Scheyer Steven R. Scheyer Chief Executive Officer